Exhibit 10.8

SENIOR PROMISSORY NOTE

US$500,000	June 17, 2015

For value received, Mariposa Health, Inc., a Delaware corporation and Mariposa Health Limited, an Australian corporation (“Makers”) hereby, jointly and severally, promise to pay to the order of PTS, Inc. or its assigns (the “Holder”), upon the earlier of (i) no later than October 15, 2015 ("Maturity"), or (ii) an Event of Default (as defined below), the principal amount of US$500,000.00, or such amount advanced or outstanding hereunder, plus interest in arrears from and including the date hereof on the principal balance from time to time outstanding, at a rate per annum equal to ten percent (10%). This Senior Promissory Note (this "Note") may be prepaid in whole or in part. This Note shall be senior to all other debt of the Makers. Interest shall be calculated on the basis of actual number of days elapsed over a year of 365 days. Notwithstanding any other provision of this Note, the Holder does not intend to charge, and the Makers shall not be required to pay, any interest or other fees or charges in excess of the maximum permitted by applicable law; any payments in excess of such maximum shall be refunded to the Makers or credited to reduce the principal hereunder. All payments received by the Holder will be applied first to costs of collection, if any, then to interest and the balance to principal. This Note is intended to be drawn down in such amounts as needed by Maker subject to a maximum net amount of total cash of $410,000.00 as a result of a commission of $40,000.00 being paid to the broker of this Note and $50,000.00 having being paid by the broker of this Note on December 3, 2014 to counsel for Mariposa Health, Inc. to pay its expenses in connection with it going public through a reverse merger with Mariposa Health Limited. The minimum and initial drawn down amount will be $300,000, which, net of the above fees and expenses, equals $210,000.00, and shall be transferred in two tranches as follows on the date of this Note:

$150,000.00 to

Mariposa Health Limited

Westpac Bank

BSB:  032 095

Acc:  218 331

Swift:  WPACAU2S

$60,000.00 to

Mariposa Health Limited

Westpac Bank

BSB:  034 702

Acc.:  019 166

Swift:  WPACAU2S

. All references in this Note to dollars are to U.S. dollars and not Australian dollars.

Payments of principal and interest will be made by check in immediately available funds or by wire transfer sent to the Holder at the address furnished to the Makers for that purpose.

This Note shall entitle the Holder to receive upon issuance of the Note a warrant in the form attached hereto as Exhibit A, exercisable for five (5) years, at an exercise price equal to $0.001 per share, to purchase up to 400,000 shares of the common stock, par value $0.001 per share ("Common Stock"), of Mariposa Health, Inc.

1.  Events of Default. The outstanding principal and accrued interest on this Note shall, at the option of the Holder hereof, become due and payable without notice or demand, upon the occurrence of any one of the following specified events (each event referred to as “Event of Default”):

(a) failure to pay any amount when due as herein set forth;

(b) default in the performance by Makers of any material obligation to the Holder under this Note, which default is not cured within thirty (30) days after written notice of such default from the Holder;

(c) the making of a general assignment for the benefit of creditors;

(d) the filing of any petition or the commencement of any proceeding by Makers of this Note for any relief under any bankruptcy or insolvency laws, or any laws relating to the relief of debtors, readjustment of indebtedness, reorganizations, compositions, or extensions;

(e) the filing of any petition or the commencement of any proceeding against Makers of this Note for any relief under any bankruptcy or insolvency laws, or any laws relating to the relief of debtors, readjustment of indebtedness, reorganizations, compositions, or extensions, which proceeding is not dismissed within sixty (60) days; or

(f) the past or future making of a materially false representation or warranty by Makers in connection with this Note.

2.  Default Interest Rate. The default interest rate shall be 15% per annum.

3.  Expenses of Collection. Makers agree to pay the Holder's costs in collecting and enforcing this Note, including attorney's fees.

4.  Waiver by the Holder. No waiver of any obligation of Makers under this Note shall be effective unless it is in a writing signed by the Holder. A waiver by the Holder of any right or remedy under this Note on any occasion shall not be a bar to exercise of the same right or remedy on any subsequent occasion or of any other right or remedy at any time.

5.  Conditions to Financing. Prior to providing this loan, Makers shall provide to the Holder, upon request by the Holder, certificates of good standing and qualification to do business, and the Holder shall have completed its due diligence of Makers.

6.  Notice. Any notice required or permitted under this Note shall be in writing and shall be deemed to have been given on the date of delivery, if personally delivered to the party to whom notice is to be given, or on the fifth business day after mailing, if mailed to the party to whom notice is to be given, by certified mail, return receipt requested, postage prepaid, or overnight courier service with proof of receipt, and addressed as follows:

If to the Maker:	Mariposa Health, Inc. Mariposa Health Limited 888 Prospect Street La Jolla, CA 92037 Attn: Dr. Phillip Comans, President Email: pcomans@mariposahealth.com.au

With a copy to:	Akerman LLP
750 9th Street, N.W., Suite 700
Washington, D.C. 20001
Attention: Ernest M. Stern, Esq.
Telephone: (202) 824-1705
Facsimile: (866) 268-2788

If to the Holder:	PTS, Inc.
28494 Westinghouse Place, Suite 213
Valencia, CA 91355

With a copy to:	McDowell Odom LLP
28494 Westinghouse Place Suite 305
Valencia CA 91355
Attention: Claudia J. McDowell, Esq.
(661) 449-9630
(818) 475-1819 Facsimile
claudia@mcdowellodom.com

7.  Waiver by the Makers. Makers hereby expressly waive presentment, demand and protest, notice of demand, dishonor and nonpayment of this Note, and all other notices or demands of any kind in connection with the delivery, acceptance, performance, default or enforcement hereof, and hereby consents to any delays, extensions of time, renewals, waivers or modifications that may be granted or consented to by the Holder hereof with respect to the time of payment or any other provision hereof.

8.  Severability. In the event any one or more of the provisions of this Note shall for any reason be held to be invalid, illegal or unenforceable, in whole or in part or in any respect, or in the event that any one or more of the provisions of this Note operate or would prospectively operate to invalidate this Note, then and in any such event, such provision(s) only shall be deemed null and void and shall not affect any other provision of this Note and the remaining provisions of this Note shall remain operative and in full force and effect and in no way shall be affected, prejudiced, or disturbed thereby.

9.  Joint and Several Liability. If this Note is executed by more than one person or entity as Maker, the obligations of each person or entity will be joint and several. No person or entity will be a mere accommodation maker, but each will be primarily and directly liable. Each borrower waives presentment; demand; notice of dishonor; notice of default or delinquency; notice of acceleration; notice of protest and nonpayment; notice of costs, expenses, or losses and interest; notice of interest on interest and late charges; and diligence in taking any action to collect any sums owing under this Note or in proceeding against any of the rights or interests to properties securing payment of this Note.

10.  Governing Law. This Note will be construed and enforced in accordance with Nevada law, except to the extent that Federal laws pre-empt state law, and all persons and entities in any manner obligated under this Note consent to the jurisdiction of any Federal or State Court within Nevada having proper venue and also consent to service of process by any means authorized by Nevada or Federal law.

11.  Time of the Essence. Time is of the essence with respect to this Note and each and every provision hereof.

12. Binding Nature. The provisions of this Note shall be binding upon the Makers and the heirs, personal representatives, successors and permitted assigns of the Makers, and shall inure to the benefit of the Holder and any assignee of all or any portion of this Note, and Holder’s respective successors and assigns.

13.  Amendments. No amendment, modification, change, waiver, release or discharge hereof and hereunder shall be effective unless evidenced by an instrument in writing and signed by the party against whom enforcement is sought.

[Signature Page Follows]

MARIPOSA HEALTH, INC.

By: Phillip Comans
Title: President

MARIPOSA HEALTH LIMITED

By: Phillip Comans
Title: President

[Signature Page to the Mariposa Promissory Note for Bridge Financing]

Exhibit A

FORM OF WARRANT